                                                                    Exhibit 10.6


                        FORM OF NON-COMPETITION AGREEMENT



         NON-COMPETITION AGREEMENT, dated as of ______________, 1998 (this "Agreement"), between Califa Entertainment Group, Inc., a California corporation ("Newco"), and Directrix, Inc., a Delaware corporation ("Subco").

         WHEREAS, Newco and Spice Entertainment Companies, Inc., a Delaware corporation and the parent of Subco as of the date hereof ("Spice"), have entered into an Asset Purchase Agreement, dated as of May 29, 1998 (the "Asset Purchase Agreement"), wherein, among other things, Spice has agreed to transfer certain assets and related liabilities to Newco in accordance with the terms and conditions thereof.

         WHEREAS, all capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

         WHEREAS, Spice and Subco have entered into a Transfer and Redemption Agreement, dated as of _____________, 1998 (the "Transfer and Redemption Agreement"), wherein, among other things, Spice has agreed to transfer certain assets and related liabilities to Subco in accordance with the terms and conditions thereof.

         WHEREAS, in order to obtain the intended benefits of the transactions contemplated by the Transfer and Redemption Agreement, Subco wishes to obtain the protections contained in this Agreement, and each party acknowledges that, but for the protections provided in this Agreement, the transactions contemplated by the Transfer and Redemption Agreement would not have been entered into by Subco.

         WHEREAS, accordingly, it is a condition precedent to the closing of the transactions contemplated by the Transfer and Redemption Agreement that the parties enter into this Agreement.

         WHEREAS, the Board of Directors of each of the parties hereto have approved this Agreement.

         NOW, THEREFORE, in consideration of the premises, and of the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto hereby agree as follows:

         1. Non-Competition.

            (a) Newco. Through the Restricted Period, Newco will not directly or indirectly, (i) engage in the Explicit C-Band Business for its own account, (ii) enter the employ of, or render or provide any material goods or services, to any Person engaged in the Explicit C-Band Business, which employment, goods or services are directly related to the Explicit C-Band Business, (iii) interfere in any material respect with the business relationships between Subco and customers or suppliers of Subco, which interference shall be known, or should reasonably have been known, by Newco, or
(iv) (A) acquire more than a 5% financial interest in any Person engaged primarily in the Explicit C-Band Business, or (B) otherwise become involved in any material respect with any Person engaged in the Explicit C-Band Business, directly or indirectly, as an individual entity, partner, shareholder, principal, agent, trustee, consultant or otherwise, except, in the case of clause (B) above, to the extent that such involvement relates to a business or activity other than the Explicit C-Band Business.

            (b) Public Investments. Notwithstanding anything to the contrary in this Agreement, Newco may, directly or indirectly own, solely as an investment, securities of any Person which are publicly traded on a national or regional stock exchange or on the over-the-counter market if Newco (i) is not a controlling Person of, or a member of a group which controls, such Person and
(ii) does not, directly or indirectly, own 2% or more of any class of securities of such Person.

            (c) Employee and Related Matters. During the five year period commencing on the date hereof, Newco will not, directly or indirectly,
(w) interfere in any material respect with the relationships of Subco with any of its employees, agents or similar representatives, (x) interfere in any material respect with the relationship of Subco with any of its consultants under contract, joint venturers or other partners, which interference shall be known, or should reasonably have been known, by Newco, (y) solicit or encourage any employee of Subco to leave the employment of Subco, or otherwise hire, retain, employ or engage in any business with any employee of Subco, or (z) hire any employee who has left the employment of Subco within one year after the termination of such employee's employment with Subco.

            (d) Additional Covenants. Notwithstanding the generality of the foregoing provisions contained in this Section 1 (including the definitions of all terms contained therein as set forth in Section 4), Newco hereby agrees that it will not directly or indirectly, enter into any agreement or other arrangement to acquire any licensing, distribution or transmission rights with respect to any Explicit Programming or Explicit Still Images for transmission during the Restricted Period via C-Band.

            (e) Subsidiaries. The parties hereto agree that for purposes of Sections 1, 2 and 7(c), all references to Newco shall also include a reference to all of its Subsidiaries and the entities of which it is a direct or indirect Subsidiary and the other direct and indirect Subsidiaries of such entities.

            (f) Vivid. Notwithstanding anything to the contrary contained herein, nothing in Sections 1 or 2 shall be read to restrict any businesses or activities of Vivid Video, Inc. or its Subsidiaries or affiliates; provided that the foregoing part of this Section 1(f) shall not be read to include Newco or any new Subsidiary of Newco.

         2. Confidentiality. Newco shall hold, and shall cause its respective subsidiaries, affiliates, employees, agents, consultants and advisors to hold, in strict confidence, all confidential or proprietary information concerning the business of Subco in its possession (except to the extent that such information has been (i) in the public domain or becomes publicly known through no wrongful act of Newco or its employees, agents, consultants or advisors, (ii) received from a party under no confidentiality or secrecy obligation with respect thereto, or (iii) disclosed pursuant to governmental, judicial or other legal requirements; provided, that, in the case of clause (iii) above, Newco shall provide Subco, to the extent practicable, with adequate prior notice to allow Subco to seek an appropriate protective order and Newco shall cooperate therein).

         3. (a)      Acknowledgments. Newco acknowledges that (i) it has
throughly reviewed the terms of this Agreement; (ii) it has been represented by and had ample opportunity to consult with legal counsel in connection with the negotiation and execution of this Agreement; and (iii) it believes the provisions contained in Sections 1, 2 and 7(c) herein (each, a "Restrictive Covenant") to be reasonable (in geographical and temporal scope and in all other respects) and enforceable by all applicable law.

            (b) Blue-Pencilling. It is expressly understood and agreed that if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Newco, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

            (c) Enforceability in Jurisdictions. The parties hereto intend to and hereby confer jurisdiction to enforce each Restrictive Covenant upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenant for breaches occurring within such jurisdiction. If the courts of any one or more of such jurisdictions hold any Restrictive Covenant unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the right of any such party to the relief provided in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenant, as to breaches of such Restrictive Covenant in such other respective jurisdictions, each Restrictive Covenant as it relates to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

            (d) Additional Covenants; Waiver. Notwithstanding anything contained herein, Newco (i) hereby covenants that it will not argue or otherwise claim in any jurisdiction or under any applicable law that the terms hereof are not enforceable for any reason and (ii) hereby waives to the fullest extent permissible by applicable law any right it may have under such law to void or otherwise modify any of the terms of this Agreement.

            (e) Specific Performance. Newco hereto acknowledges and agrees that Subco's remedies at law for a breach or threatened breach of any of the provisions of Sections 1, 2 or 7(c) would be inadequate and, in recognition of this fact, Newco agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, Subco, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

         4. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

            "Adult Programming" means Explicit Programming, Non-Explicit Programming, Explicit Still Images and Non-Explicit Still Images.

            "C-Band Ancillary Activities" includes, only editing, reproducing and making dubbed and/or translated variations of Explicit Programming or Explicit Still Images, as the case may be (provided that any programming or still image so edited or varied continues to constitute "Explicit Programming" or an "Explicit Still Image" (as defined herein), as the case may be), advertising, promoting and marketing the Explicit C-Band Business (provided that such advertisement does not disparage Newco), and engaging in such other incidental activities consistent with the foregoing to the extent reasonably necessary to exploit the business of providing transmission of Explicit Programming or Explicit Still Images, as the case may be, via C-Band.

            "EM" means Emerald Media, Inc.

            "Explicit C-Band Business" means the business of (i) providing transmission of Explicit Programming and/or Explicit Still Images via C-Band and
(ii) licensing and distributing Explicit Programming and/or Explicit Still Images for transmission via C-Band, including, in connection with the foregoing, all C-Band Ancillary Activities.

            "Explicit Programming" means any movies and other programming the content of which would generally be considered in the adult industry to be that of "explicit" adult movies or programming and more explicit than "hot cable" or "cable" programming and which are otherwise substantially similar in content and degree of explicitness to the movies and related programming currently featured on the C-Band channels maintained by EM.

            "Explicit Still Images" means any still images the content of which would generally be considered in the adult industry to be that of "adult" still images and equally as explicit as, or more explicit than, "hot cable" still images and which are otherwise substantially similar in content and degree of explicitness to the still images currently featured on the Internet sites maintained by EM.

            "Non-Explicit Programming" means any movies and other programming (other than Explicit Programming) the content of which would generally be considered in the adult industry to be that of "adult" movies or programming and which is not Rated Programming, including, without limitation, movies or programming the content of which would generally be considered in the adult industry to be equally as explicit as, or less explicit than, "hot cable" or "cable" programming or which are otherwise substantially similar in content and degree of explicitness to the movies and related programming currently featured on the Spice and Spice Hot channels.

            "Non-Explicit Still Images" means any still images the content of which would generally be considered in the adult industry to be "adult" still images (other than Explicit Still Images), including, without limitation, any still images the content of which would generally be considered in the adult industry to be less explicit than "hot cable" still images or equally as explicit as "cable" still images.

            "Rated Programming" means any movies or other programming which (a) is included in an advertiser supported basic cable service, (b) is rated by a generally recognized and accepted ratings authority and bears an "R" rating or any rating less restrictive, (c) is rated "NC-17," so long as such rating is not based primarily on sexual content, nudity or similarly explicit content, or (d) is substantially similar in content and degree of explicitness to programming which is covered by clause (a), (b) or (c) above.

            "Restricted Period" means the period of time commencing immediately following the Closing and continuing through __________, 2005.

            "Subsidiary" means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

            "Territory" means the United States and Canada (including all territories and possessions of the foregoing) and the islands of the Caribbean.

            "via C-Band" means via C-Band satellite, in either the analog or digital format, intended and otherwise authorized solely for reception by C-Band subscribers, located solely within the Territory.

         5. [Intentionally omitted.]

         6. Representations and Warranties of Newco. Newco represents and warrants to Subco as follows:

            (a) Corporate Existence; Power. Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and it has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each other Related Document to which it is a party.

            (b) Authorization; Binding Effect. The execution, delivery and performance by Newco of this Agreement, the other Related Documents to which it is a party and the transactions contemplated hereby and thereby have been duly autho rized by all necessary corporate action of Newco. Each of this Agreement and the other Related Documents to which Newco is a party has been duly executed and delivered by Newco, and constitutes the legal, valid and binding obligation of Newco enforceable against Newco in accordance with its terms.

         7. Miscellaneous.

            (a) Waiver and Amendments; Remedies; No Third Party Beneficiaries. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties, or in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and assigns any legal or equitable right, remedy or claim under or in or in respect of this Agreement or any provision herein contained.

            (b) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

            (c) Binding Effect; No Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives. Neither party hereto may assign this Agreement without the prior written consent of the other party, except that either party may assign this Agreement to any successor to all or substantially all of its assets or business. Newco may not directly or indirectly, transfer any substantial asset or business relating to the Explicit C-Band Business or the Newco Network to another Person, unless such Person agrees in writing to be bound by the terms of this Agreement to the same extent that Newco is so bound.

            (d) Entire Agreement. This Agreement, the Asset Purchase Agreement, the other Related Documents (including the exhibits and schedules hereto and thereto) and any collateral documents executed in connection with the transactions contemplated thereby contain the entire agreement among the parties with respect to the transactions contemplated hereby and thereby and supersede all prior agreements, written or oral, with respect thereto.

            (e) Severability. If any provision of this Agreement shall be declared to be invalid, illegal or unenforceable, such provision shall survive to the extent it is not so declared, and the validity, legality and enforceability of the other provisions hereof shall not in any way be affected or impaired thereby, unless such action would substantially impair the benefits to either party of the remaining provisions of this Agreement.

            (f) Table of Contents; Headings. The table of contents and headings in this Agreement are solely for convenience of reference and shall not affect the interpretation or construction of any of the provisions hereof.

            (g) Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, with postage prepaid as follows:

       If to Newco:                  Califa Entertainment Group, Inc.
                                     Attention:   [                ]
                                     Facsimile:   [                ]

       with a copy to:               Lipsitz, Green, Fahringer, Roll, Salisbury
                                     & Cambria LLP
                                     42 Delaware Avenue, Suite 300
                                     Buffalo, New York  14202
                                     Attention:   Paul J. Cambria, Jr.
                                     Facsimile:   (716) 855-1580



or to such other Person or address as Newco shall furnish to Subco in writing.

       If to Subco to:               Directrix, Inc.
                                     536 Broadway, 10th Floor
                                     New York, New York 10012
                                     Attention:  J. Roger Faherty
                                     Facsimile:  [               ]

       with a copy to:               Kramer, Levin, Naftalis & Frankel
                                     919 Third Avenue
                                     New York, New York 10022
                                     Attention:  Paul S. Pearlman, Esq.
                                     Facsimile: (212) 715-8000


or to such other Person or address as Subco shall furnish to Newco in writing.

            (h) Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same original.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    CALIFA ENTERTAINMENT GROUP, INC.


                                    By:
                                       ------------------------------------
                                         Name:
                                         Title:



                                    DIRECTRIX, INC.


                                    By:
                                       ------------------------------------
                                         Name:
                                         Title: